SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A




                 Current Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934



             Date of Report (date of event reported): July 19, 2001



                               CIRTRAN CORPORATION
             (Exact name of registrant as specified in its charter)


                       Commission File Number: 33-13674-LA



                NEVADA                                       68-0121636
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)


          4125 South 600 West                                  84128
        West Valley City, Utah                               (Zip Code)
 (Address of principal executive offices)



                  Registrant's Telephone Number: (801) 963-5112



                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)

                              ITEM 5. OTHER EVENTS

         On July 19, 2001, CirTran Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the approval by its board of directors of an increase in the number of its authorized shares and an increase in the number of its outstanding shares to be effected through a stock distribution. CirTran hereby amends that Report to clarify the actions of its board of directors and to correct the numbers of its issued and outstanding shares of common stock preceding and following these actions, which numbers were inadvertently incorrectly reported in the original Form 8-K.

         On July 19, 2001, the board of directors of CirTran Corporation approved, pursuant to Section 78.207 of the Nevada Revised Statutes, an increase in the number of its authorized shares of common stock from 500,000,000 shares to 750,000,000 shares, par value $0.001, and a corresponding increase in the number of its issued and outstanding shares. In conjunction with this increase, the board of directors also approved a 9-for-1 share distribution to its shareholders. The cumulative effect of the increase in capital and share distribution resulted in (i) each shareholder of record as of the close of business on August 3, 2001 receiving, for no additional consideration to CirTran, 14 additional shares of common stock for each share held prior to the effectiveness of these actions, and (ii) the number of CirTran's issued and outstanding shares of common stock increasing from 10,420,067 shares to 156,301,005 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CIRTRAN CORPORATION


DATED:  August 9, 2001                   By:  /s/ Iehab J. Hawatmeh
                                              ----------------------------------
                                              Iehab J. Hawatmeh, President